UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

SIEBERT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

885 Third Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:       (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant.

As previously disclosed, on September 1, 2016, Siebert Financial Corp. (the “Company”), entered into an acquisition agreement (the “Acquisition Agreement”) with Kennedy Cabot Acquisition, LLC (the “Purchaser”), and the Estate of Muriel F. Siebert (the “Majority Shareholder”), a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 2, 2016, which is incorporated herein by reference. Pursuant to the Acquisition Agreement, and upon the terms and subject to the conditions thereof, the Purchaser commenced a cash tender offer to acquire all of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Shares”) (excluding the 19,310,000 Shares owned by the Majority Shareholder) (the “Offer”) for a purchase price of $1.20 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and conditions set forth in the Tender Offer Statement on Schedule TO filed by the Purchaser on September 6, 2016, as amended by Amendment No. 1 to the Schedule TO filed by the Purchaser on September 30, 2016, Amendment No. 2 to the Schedule TO filed by the Purchaser on October 27, 2016, Amendment No. 3 to the Schedule TO filed by the Purchaser on November 7, 2016, Amendment No. 4 to the Schedule TO filed by the Purchaser on November 25, 2016, and in the related Letter of Transmittal.

The Offer expired at 5:00 pm, New York City time, at the end of Tuesday, December 13, 2016 (the “Expiration Time”). Kennedy Cabot Acquisition was advised by American Stock Transfer & Trust Company, LLC, the depositary and exchange agent for the Offer (the “Depositary”), that, as of the expiration of the Offer, a total of 677,283 Shares (the “Tendered Shares”) had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 3.1% of the outstanding Shares as of the Expiration Time.

All conditions to the Offer having been satisfied (or waived), the Purchaser was required to accept for payment and promptly pay for all Shares validly tendered pursuant to the Offer and not properly withdrawn. Payment for such Tendered Shares has been made to the Depositary, which will transmit payments to tendering shareholders in accordance with the terms of the Offer.

On December 16, 2016 (the “Closing Date”), pursuant to the terms of the Acquisition Agreement, the Purchaser acquired the Shares held by the Majority Shareholder.

Approximately $812,740 was required to purchase the Tendered Shares pursuant to the Offer, and approximately $6,994,342 was paid to the Majority Shareholder to purchase the Shares held by the Majority Shareholder. Of the amount payable to the Majority Shareholder, $1 million was placed in escrow for one year and will be used to fund the Majority Shareholder’s indemnification obligations to the Purchaser.

The foregoing summary of the Acquisition Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 2, 2016, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Acquisition Agreement and effective as of the Closing Date, Patricia L. Francy, Nancy Peterson Hearn, Jane H. Macon and Robert P. Mazzarella (the “Outgoing Board”) resigned as members of the Company’s Board of Directors and Joseph M. Ramos, Jr., resigned as the Company’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary.

In accordance with the terms of the Acquisition Agreement, effective as of the Closing Date, Andrew H. Reich was appointed as the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Secretary.

Prior to his appointment, Andrew H. Reich served in a variety of executive positions with StockCross Financial Services, Inc., a global financial services company (“StockCross”) since 2002 and from 2015 until his resignation effective as of the Closing Date, he served as the Chairman of StockCross. Additionally, Mr. Reich is the owner of Aarianna Realty Inc., a real estate company, has previously served as the CFO of Gebbia Holding Co., a holding company for Ms. Gebbia’s family since 2013 and as CFO of Park Wilshire Insurance Company, a privately held insurance company since 2010. Mr. Reich has more than 20 years of experience in the financial industry, including more than fourteen years as senior management of Stockcross. Mr. Reich holds a holds an MBA from the University of Southern California and a BBA from the Bernard Baruch College.

Pursuant to the terms of the Acquisition Agreement, effective as of the Closing Date, Gloria E. Gebbia, Charles A. Zabatta, Francis Cuttita and Andrew H. Reich were appointed as directors of the Company by unanimous written consent of the Outgoing Board to fill the vacancies created by the Outgoing Board’s resignations. Gloria E. Gebbia is the manager and owner of all of the issued and outstanding voting member interests of the Purchaser and is an owner of StockCross.

Effective as of the Closing Date, the newly appointed members of the board of directors of the Company shall serve the functions of the board’s audit committee, compensation committee and nominating committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “2016 Annual Meeting”) on December 16, 2016. At the 2016 Annual Meeting, the following proposals were submitted by the Company’s Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal No. 1 – The election of the persons named below as directors to hold office until the Company’s annual meeting of stockholders to be held in 2017 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Name	For Nominee	Authority Withheld From Nominee	Broker Non-Votes

Jane Macon	19,933,853	278,126	—
Patricia L. Francy	20,128,096	83,883	—
Nancy Peterson Hearn	20,128,096	83,883	—
Robert P. Mazzarella	20,128,996	82,983	—

Proposal No. 2 – Non-binding advisory vote to approve named executive officer compensation. The compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, was approved, on an advisory basis, and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
3,452,191	1,295,733	183,627	4,259,748

Proposal No. 3 –  Non-binding advisory vote on the frequency of say-on pay votes. The shareholders recommended that the frequency of the advisory vote on the frequency of say-on pay votes should be every three years and the votes were cast as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
280,381	6,203	45,108	1,586

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Acquisition Agreement, dated September 1, 2016, by and among, Siebert Financial Corp., the Estate of Muriel F. Siebert and Kennedy Cabot Acquisition, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 2, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2016

By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer and Secretary